UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

GUIDED THERAPEUTICS, INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of principal executive offices)		30092 (Zip Code)

Registrant’s telephone number, including area code: (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2016, Guided Therapeutics, Inc. (the “Company”) entered into an Exchange Agreement with GPB Debt Holdings II LLC (“GPB”), with regard to the Company's outstanding senior secured convertible note originally issued to GPB on February 11, 2016, and the portion of the Company’s outstanding secured promissory note that GPB holds. Pursuant to the Exchange Agreement, upon completion of the next financing resulting in at least $1 million in cash proceeds to the Company, GPB will exchange both securities for a new convertible note in principal amount of $1,831,862.50.

The new convertible note will mature on February 12, 2018 and will accrue interest at a rate of 19% per year. The Company will pay monthly interest coupons and, beginning one year after issuance, will pay one fifth of the unconverted and then outstanding principal amount on the 12th of the following months: February, 2017; May, 2017; August 2017; November, 2017 and February, 2018. The Company will be able to prepay the new convertible note, in whole or in part, without penalty, upon 20 days’ prior written notice.

Subject to resale restrictions under Federal securities laws and the availability of sufficient authorized but unissued shares of the Company’s common stock, the new convertible note will be convertible at any time, in whole or in part, at the holder’s option, into shares of the Company’s common stock, at a conversion price equal to the price offered in the qualifying financing that triggers the exchange, subject to certain customary adjustments and anti-dilution provisions contained in the new convertible note.

The new convertible note will include customary event of default provisions and a default interest rate of the lesser of 21% or the maximum amount permitted by law. Upon the occurrence of an event of default, GPB will be entitled to require the Company to redeem the new convertible note at 120% of the outstanding principal balance. The convertible note will be secured by a lien on all of the Company’s assets, including its intellectual property, pursuant to the security agreement entered into by the Company and GPB in connection with the issuance of the original senior secured convertible note.

Upon consummation of the exchange, the Company further agreed to amend the warrant issued with the original senior secured convertible note, to adjust the number of shares issuable upon exercise of the warrant to equal the number of shares that will initially be issuable upon conversion of the new convertible note (without giving effect to any beneficial ownership limitations set forth in the terms of the new convertible note).

As an inducement to GPB to enter into these transactions, on that date the Company entered into an Amendment to Consulting Agreement with GPB, pursuant to which the Company amended its previously disclosed consulting agreement with GPB to increase the royalty payable to GPB from 3.5% to 3.85% of revenues from the sales of the Company's products.

The above descriptions are qualified in their entirety by reference to the Exchange Agreement, the Form of New Convertible Note, and the Amendment to Consulting Agreement, attached as Exhibits 10.1, 4.1, and 10.3 to this current report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit
4.1	Form of New Convertible Note
10.1	Exchange Agreement, dated December 7, 2016, by the Company and GPB Debt Holdings II LLC
10.2	Amendment to Consulting Agreement, dated December 7, 2016, by the Company and GPB Debt Holdings II LLC

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

______/s/ Gene. S . Cartwright________________
By: Gene S. Cartwright
President and Chief Executive Officer
Date: December 7, 2016

3

EXHIBIT INDEX

Number	Exhibit
4.1	Form of New Convertible Note
10.1	Exchange Agreement, dated December 7, 2016, by the Company and GPB Debt Holdings II LLC
10.2	Amendment to Consulting Agreement, dated December 7, 2016, by the Company and GPB Debt Holdings II LLC